THIRD WAVE TECHNOLOGIES

HOLOGIC™

CLARITY OF VISION

Bringing together two great companies that share a common mission: To help save women’s lives June 9, 2008 Exhibit 99.1

Information Concerning Forward-Looking Statements
Information set forth in this communication contains forward-looking statements, which involve a number of risks and uncertainties. Such forward-looking statements include, but are not limited to, statements about the timing of the completion of the transaction, the anticipated benefits of the acquisition of Third Wave by Hologic, including future financial and operating results, the expected permanent financing for the transaction, Hologic’s and Third Wave’s plans, objectives, expectations and intentions and other statements that are not historical facts. Hologic and Third Wave caution readers that any forward-looking information is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking information.
•
Risks and uncertainties include, among others: the ability of the parties to obtain regulatory approvals of the transaction on the proposed terms and schedule; the parties may be unable to complete the transaction because conditions to the closing of the transaction may not be satisfied; the risk that the businesses will not be integrated successfully; the transaction may involve unexpected costs or unexpected liabilities; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues; the risk of Third Wave’s products not obtaining regulatory approval or significant delays in obtaining such approval; the need to develop new products and adapt to significant technological change; implementation of strategies for improving internal growth; use and protection of intellectual property; dependence on customers’ capital spending policies and government funding policies, including third-party reimbursement; realization of potential future savings from new productivity initiatives; general worldwide economic conditions and related uncertainties; future legislative, regulatory, or tax changes as well as other economic, business and/or competitive factors;
and the effect of exchange rate fluctuations on international operations. In addition, the transaction will require Hologic to increase the financing available to it under its existing credit agreement with Goldman Sachs Credit Partners L.P. While
Hologic has obtained a commitment for such increased financing, Hologic’s liquidity and results of operations could be materially adversely affected if such financing is not available on favorable terms. Moreover, the substantial leverage resulting from such financing will subject Hologic’s business to additional risks and uncertainties. The risks included above are not exhaustive. The annual reports on Form 10-K, the quarterly reports on Form 10-Q, current reports on Form 8-K and other documents Hologic and Third Wave have filed with the SEC contain additional factors that could impact Hologic’s business and financial performance. Hologic and Third Wave expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the parties expectations or any change in events, conditions or circumstances on which any such statement is based.

Important Information for Investors and Stockholders
This description contained herein is neither an offer to purchase nor solicitation of an offer to sell securities. The tender offer for the outstanding shares of Third Wave’s common stock described herein has not commenced. At the time the Offer is commenced,
Hologic and Thunder Tech Corp. (a wholly owned subsidiary of Hologic) will file with the Securities and Exchange Commission (the “SEC”) a tender offer statement on
Schedule TO containing an offer to purchase, the form of the letter of transmittal and other documents relating to the tender offer, and Third Wave will file with the SEC a solicitation/recommendation statement on Schedule 14D-9, with respect to the Offer.
Hologic, Thunder Tech Corp. and Third Wave intend to mail these documents to the stockholders of Third Wave. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information about the tender offer, including the terms and conditions of the offer and stockholders of Third
Wave are urged to read them carefully when they become available before they make a decision with respect to the Offer. Stockholders of Third Wave will be able to obtain a free copy of these documents (when they become available) at http://www.hologic.com and the website maintained by the SEC at http://www.sec.gov. In addition, stockholders will be able to obtain a free copy of these documents (when they become available) by contacting Hologic or Third Wave.

Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use the non-GAAP financial measures "adjusted EPS"
and “EBITDA”. Adjusted EPS excludes the write-off and amortization of acquisition-
related intangible assets, and tax provisions/benefits related thereto. EBITDA is defined as net earnings (loss) before interest, taxes, depreciation and amortization expense.  Neither adjusted EPS nor EBITDA is a measure of operating performance under GAAP.  We believe that the use of these non-GAAP measures helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts.  When analyzing our operating performance, investors should not consider these non-GAAP measures as a substitute for net income prepared in accordance with GAAP.

5 Jack Cumming Chairman and CEO, Hologic Glenn Muir Chief Financial Officer, Hologic

6 Jack Cumming Chairman and CEO, Hologic

Third Wave / Hologic Transaction
•
Hologic will acquire Third Wave’s stock for $11.25 per share
•
~24% premium versus 90 day average
•
Total purchase price is $580 million
•
The transaction will be conducted through a tender offer
followed by a merger
•
The transaction will be subject to HSR review

A Great Strategic Fit
•
Hologic is an established, diversified Women’s Health company, whose
Diagnostics business is currently focused on products for cervical cancer screening and pre-term birth testing.
•
Third Wave is an emerging leader in molecular diagnostic reagents including
HPV screening products.
•
Through the acquisition of Third Wave, Hologic will broaden its presence in the diagnostic screening of women and therefore will be able to serve more customers, in more ways, to address new markets and to accelerate its growth, with the goal of creating long-term shareholder value.
•
ThinPrep pap testing has long been the core product of our Diagnostic business unit.  ThinPrep delivers modest revenue growth and strong earnings.  With the addition of Third Wave’s molecular diagnostics business, we give the Diagnostic unit a new platform to grow revenue and profitability for many years to come.
Hologic and Third Wave

A Great Product Fit
•
Pap testing and HPV testing are linked in the recommended protocols for OB/GYNs in the U.S. market.  Therefore, our existing sales channels are well suited for selling these products to both the OB/GYNs and the clinical labs.
•
Cystic Fibrosis testing is performed during pregnancy to the parents and just after birth to the child.  This makes Third Wave’s InPlex CF test a good match to the sales efforts our team already makes for FullTerm pre-term birth testing.
•
With the addition of HPV testing and the future plans for CTNG (Chlamydia and
Gonorrhea) testing, both of these tests can done from the same sample vial as the pap test, significantly improving lab productivity and patient compliance.
•
Future automation capability under development for the Invader chemistry, used for all of these tests, will provide for sample-in and results-out walk-away testing.  An  ideal concept for the labs.
Hologic and Third Wave

Acquisition of Third Wave Technologies
•
Platform for entry into the U.S. Molecular Diagnostics Market ($2.1B) and growing rapidly
•
Access to the U.S. HPV Testing Market ($200M)
•
Utilizes Hologic’s existing Laboratory & GYN sales force calling on the same customer base
•
Promising Technology and Strong Product Differentiators
•
Clinical data supports test results are better
•
Improved lab productivity
•
Entry to Sizeable OUS Market Opportunity which will provide revenue growth opportunity for many years
Strategic Rationale

Molecular Diagnostic Platform Potential
•
U.S. Molecular Diagnostics Market:
•
$2.1 Billion in 2007
•
10%-15% Projected Annual
Growth
•
Growing HPV Market
•
Third Wave current and pipeline
products address a $1 billion U.S.
market (2007)
•
In the future, the OUS market has
similar opportunity and potentially
greater growth rates from the
current base
Third Wave Products Access a $1B U.S. Market
U.S. Molecular Diagnostics Market
$3.7B
$2.1B
0
1
2
3
4
2007 2012

Molecular Diagnostic Platform Potential
HIV/HCV
$600M
Blood
Banking
$520M
Genetics
& PGx
$267M
Oncology
$231M
HPV
$200M
HAI
$50M
CTNG
$250M
HPV
$200M
Genetics &
PGx
$267M
CTNG
$250M
HAI
$50M
Oncology
$231M
Third Wave Products Access a $1B U.S. Market
Large Market, Significant Opportunity
2007 U.S. Molecular Diagnostics
Market: $2.1B
2007 Third Wave U.S. Market
Potential : $1B

HOLOGIC
Clarity Of Vision

INVADER CHEMISTRY

qInvader
Power with Intelligence

InPlex CF

Third Wave Technologies
•
Innovative Molecular Diagnostics Platform
•
Patented Invader Chemistry
•
Flexible / Simple / Broad Applicability
•
Growing revenue stream ($31M, 40% CAGR)
•
Cystic Fibrosis Testing
•
Coagulation Marker Testing
•
HPV Testing
•
U.S. FDA PMA Application Submitted for Cervista HPV Test
•
Strong Clinical Data
•
Pipeline Products
•
Chlamydia, Gonorrhea, Healthcare Acquired Infections / MRSA
A Unique Platform for Growth in Molecular Diagnostics

Cervista HR and Cervista 16/18 Genotyping
•
PMA’s submitted 4/28/08
•
Outstanding clinical results reported in submission
•
Comprehensive due diligence on the filings, trial design and clinical endpoints
•
High confidence in a positive outcome
•
Anticipate a decision in first-half calendar 2009
•
Third Wave key executives have agreed to align their financial incentives with achieving FDA clearance for these two products

Human Papillomavirus (HPV) Testing
•
Cervical Cancer is caused by HPV infections
•
Most infections are cleared by the immune system
•
Persistent HPV infections can lead to cervical cancer
•
HPV Testing and Pap Testing are Complementary
•
Pap tests detect presence of disease
•
Clinical guidelines recommend HPV for:
•
Triaging ambiguous Pap test results
•
HPV with Pap, for women over 30, to identify women at-risk for developing cancer
•
Adoption of HPV with pap testing for women over 30 will expand the HPV market
•
Large and Growing Potential Market
•
$400M U.S.,  50% penetrated
•
$400M OUS, 10% penetrated
A Complementary Growth Driver

Third Wave’s Cervista HPV Test
•
Cervista HR indications for use (as submitted to the FDA) are identical to
Qiagen’s hc2 product, but Third Wave’s products have some important advantages;
•
Clinical data supports enhanced test quality and performance
•
Improved Specificity
•
Internal Controls Confirm Negative Test Results
•
Lab Economics and Test Automation
•
Significant Reduction in Samples not Analyzable for “Quantity Not
Sufficient”
•
Lower Labor Costs
•
Single Shift Processing
•
Automation Platform in Development for walk-away processing
Key HPV Test Differentiators

Third Wave’s Cervista HPV 16/18 Test
•
When women over 30 receive a negative Pap result and a positive HPV high risk result, they will be able to be triaged to Cervista 16/18 for genotyping to determine if they are 16/18 positive.
•
HPV 16 & 18 genotypes are more likely to lead to cervical cancer than all other genotypes
•
5X more likely to cause cervical cancer than other strains
•
Persistent 16/18 HPV infections cause a majority of cervical cancers
•
Cervista 16/18 is filed in a separate submission from the high risk product for its own unique claims
•
This is the first HPV genotyping submission that we are aware of in the
U.S.
Key Differentiated Product

Hologic’s Ob/Gyn and Clinical Lab Sales Force
•
425 Hologic sales personnel call on
customers in the Women’s Health
segment in the U.S. Market
•
250 Hologic sales people currently
call on OB/GYNs and Clinical Labs
in the U.S. today
•
120 of those sales people specifically
sell Hologic Diagnostic products in
the U.S. (ThinPrep & Full Term)
•
29 sales people call on the 2000
clinical & cytology labs in the U.S.
market
250 call on
OB/Gyns + Clinical Labs
120 call on
Diagnostic  customers
29
call on
Clinical Labs
425 Women’s Health Sales people

Capitalize on Global Scale
•
20+ years in the women’s healthcare market
•
Enhance U.S. sales coverage model: 425+ sales team & 250+ service team
•
Leverage global footprint and resources to focus on underserved markets:
200+ sales/service associates in 125 countries
•Canada
•MA
•CT
•DE
•Australia
•IN
•CA
•Costa Rica
•UK
•France
•Spain
•Italy
•Switzerland
•Belgium
•Germany
•Hong Kong
•China
•Japan
•Brazil
•Mexico
•Company Presence
•Key Distributors
Commercial Presence
in Over 125 Countries
•South Africa
Delivering Superior Products in 125 Countries

Third Wave Fits Target Profile
•
Provide access to growing markets complementary to our core
business segments
•
Utilize our existing diagnostic sales channel coverage
•
Provide best-in-class products for earlier and better detection, improved diagnosis, and less-invasive treatment
•
Goal:  Enhance revenue and earnings growth
Execute Strategic Goals

21 Glenn Muir Chief Financial Officer, Hologic

Transaction Overview
$600 million term loan under existing secured credit
facility
Financing:
100% cash in two-step cash merger through tender
offer
Transaction
Structure:
Fourth Quarter of Fiscal 2008 Timing to Close:
Customary closing conditions, including HSR Customary
Approvals:
$11.25 for each Third Wave share for approximate
total consideration of $580 million in cash
Purchase
Consideration:
For Third Wave

Financial Rationale
•
Projected Third Wave Revenue Growth
•
50% compounded over the next 5 years
•
$200 million annually, within three years after receipt of FDA approval of HPV products.
(Seven times today’s sales.)
(Seven times today’s sales.)
•
Projected Earnings accretion
•
Accretive to non-GAAP EPS
1
in FY2010 and significantly more accretive thereafter
•
Utilizes our existing sales channels to improve overall gross margins
•
Provides attractive return on capital
Third Wave can help transform a successful but mature
diagnostic business into a growth business.
1
non-GAAP EPS excludes the write-off and amortization of acquisition-related intangible assets, and related tax effect.
For Third Wave

FY2008 Guidance and
Long-Term Outlook of Transaction
•
Non-cash acquisition related costs related primarily to the write-off of in-
process research and development following the close of the tender offer.
•
Slightly dilutive ($0.02-0.03 per share) non-GAAP EPS (excluding acquisition-related charges) in fiscal 2008 (fourth quarter).
•
Approximately $0.10 dilutive to non-GAAP EPS (excluding the
amortization of intangibles) in fiscal 2009 and to be accretive to non-
GAAP EPS beginning in fiscal 2010.
•
Because of the use of a tax NOL acquired of approximately $160 million,
Hologic expects the transaction to be cash flow neutral in fiscal 2009
(including interest/financing expense of approximately $40 million from the term loan of $600 million to finance the acquisition) and increasingly positive thereafter.

Our Strategy
•
Market leadership
•
Premium brand
•
Best-in-class products
•
Ongoing innovation
•
Revenue growth
•
Channel leverage
•
Shift toward consumables
•
International market penetration
•
Financial Discipline
•
Profitability through operating leverage
•
Free cash flow and liquidity
Market
Leadership
Revenue
Growth
Financial
Discipline
Strategic Success

Pure Play in Women’s Healthcare
•
Mission:
To be the gold standard of care
in the markets we serve
•
Nine Hologic products with #1 share in
major women’s healthcare markets:
•
Breast cancer
•
Cervical cancer
•
Abnormal uterine bleeding
•
Osteoporosis
•
Pre-term labor
•
Permanent contraception
•
Focused on earlier detection, improved
diagnosis and less-invasive therapy
FY 2008 Revenue Forecast: $1.7 Billion
Breast Health
52%
Diagnostics
28%
Gyn Surgical
13%
Skeletal Health
7%
World’s Largest

Targeting Key Segments
in the U.S. Women’s Healthcare Market
•
Market Drivers:
•
Aging population
•
Global economic growth
•
Advanced screening improves outcomes
•
Push for less-invasive, less-costly
therapies
Total Market 2007: $2.75 Billion
(16% CAGR)
Hologic Covered Market:
$2.13 billion
Breast Health
$906 million (20% CAGR*)
Cervical Cancer
$592 million (17% CAGR)
Gynecological Health
$392 million (25% CAGR)
Incontinence
$340 million (9% CAGR)
Aesthetics
$282 million (15% CAGR)
Pre-natal Health
$141 million (17% CAGR)
Osteoporosis
$110 million (0% CAGR)
* CAGRs represent historical market growth from 2003-2006

HOLOGIC
Clarity Of Vision

Radioactive Source

ThinPrep
CYTYC
ThinPrep
Slide

Roadmap to the Future …
Tomosynthesis 3D
Mammography
Image Fusion w/3D
Functional Imaging
NexGen Biopsy Guidance
More Comfort, Better
Accuracy
Eviva Hand Piece
Improved
Geometry, Broader
Utilization
Mammosite II
Better Dosimetry,
Expanded Patient
Base
FA Percutaneous
Extraction Device
FullTerm to
“AT RISK”
T5000, Better Thru
Put, Improved
Reliability
Integrated Imager,
Improved WF,
Lower Cost
Adiana To Market
SuperNova,
Better Comfort,
Ease of Use,
Reliability
Adiana II,
Improved
Efficiency, Ease
of Use
AAC, Expanded
Market
Body Composition
Fracture Risk,
Improved
Predictability
Breast Health Diagnostic GYN Surgical Skeletal Health
HPV Testing

Serving Women’s Healthcare Needs generation after generation June 9, 2008